                                                                  Exhibit 10(14)


                                Lease Agreement

           signed and entered into in Jerusalem, today May 19th, 1999

Between:         J.T.P. the Jerusalem Technological Park Ltd.
                 (hereinafter - "JTP")
                                                                on the one hand;

and: Virtual Communities Israel Ltd. (previously named Virtual Jerusalem Ltd.), PC 51-227211-3
                 (hereinafter - the "Lessee")
                                                              on the other hand;

Whereas JTP was established by the Jerusalem Development Authority in order that through it the Project's construction, management and operation may be effected; and

Whereas JTP had entered into a development agreement with the Israel Lands Administration for the construction of the Project on the land known as Block 30460 Parcel 15 (Plot no. 1 in the City Construction Scheme 3419c); and

Whereas JTP is currently setting up the Project in order to lease units therein to enterprises most of which satisfy the requirements of being knowledge-intensive and technology-intensive; and

Whereas  JTP intends to build additional structures as part of the Project; and

Whereas the Lessee declares that it is a knowledge- and/or technology-intensive enterprise and as such is qualified to be among the entities which shall inhabit the Project and that it intends to continue operating as a knowledge- and/or technology-intensive enterprise; and

Whereas the Lessee wishes to rent the Premises from JTP for a period, purpose and consideration and under the terms as provided hereinbelow, as a tenancy unprotected by the Tenancy Protection laws; and

Whereas JTP is willing to lease the Premises to the Lessee under the terms herein contained;

Now, therefore, in consideration of the mutual undertakings of the parties hereto, it has been agreed and stipulated between them, as follows:
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1.  Preamble, Exhibits and Titles
    -----------------------------

    1.01 The Preamble hereto and the parties' declarations therein constitute an integral part hereof.

    1.02 The Exhibits hereto constitute an integral part hereof.

    1.03 The section titles herein contained shall not be used for the interpretation hereof.

2.  Definitions and Exhibits
    ------------------------

    2.01 In this Agreement the following terms shall have the meaning provided alongside them, unless expressly stated otherwise herein:

The Project        An innovative industrial park currently being constructed in southwestern Jerusalem, and which shall become known as the Technological Park.

The Structure      Building no. 1098 which is one of the Project buildings and in which the Premises are located.

The Premises       An area of approximately 780 square meters (gross) located on the third floor of the Structure; the Premises are marked in red on the sketch attached hereto as an integral part hereof,
Exhibit A          marked Exhibit A.
---------

Term of Lease      The term of lease provided for in Section 6 herein, and
                   unless otherwise expressly stated - both the First Term of Lease and the Additional Terms of Lease.

First Term of      As defined in Section 6.01 herein.
Lease

Additional Terms   As defined in Section 6.03 herein.
of Lease

Possession of      The date on which possession of the Premises was delivered to
Premises Date      the Lessee, as detailed in Section 7 herein.

Lease              The date set forth in Section 6 herein.
Commencement Date

Term of Lease      The date of termination of the Term of Lease as
Termination Date   defined herein, or any earlier date upon which the
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                   Term of Lease shall terminate under the provisions hereof.

Purpose of Lease   The occupation and purpose described in Section 8 herein.

Rental Fees        The rental fees as defined in Section 9 herein.


Index The consumer price index published by the Central Bureau of Statistics and Economic Research, including such index even if published by a different governmental agency, as well as any formal index which shall replace it, whether such is based on the same data on which the current index is based or not. In the event that a different index shall replace the current one, the ratio between the different index and the replaced one shall be determined by the Central Bureau of Statistics and Economic Research. In the event that the Central Bureau of Statistics shall not so determine a ratio, the ratio between the two indices shall be determined by JTP's accountants and their determination shall be final and shall be binding upon the parties.


Basic Index        The last Index published prior the signing hereof, i.e., the
                   April 1999 Index, being 164.4 points.

The Lease          The lease of the Premises under the terms hereof.

The Services       The services company which, at JTP's discretion, shall
Company            maintain and operate the Project.

     2.02 The Exhibits hereto are as follows:

          Exhibit A  - The Premises' sketch.

          Exhibit B  - The technical specifications for building the Premises.

          Exhibit C - The additional works to be performed in the Premises to adapt same to the Lessee's requirements.

          Exhibit D - The Rental Fees and manner of remittance thereof.

          Exhibit E - The Services Agreement.

          Exhibit F - A bank guarantee for payment of the Rental Fees.

3.   The Lease
     ---------

     3.01 JTP hereby leases the Premises to the Lessee, and the Lessee hereby rents the Premises from JTP.

     3.02 The Lease is for the term and under the conditions provided for herein.

     3.03 It is agreed between the parties that any modification hereof which shall be done by the parties regarding the Purpose of the Lease, the Term of Lease, the Rental Fees and the manner of remittance thereof, or any other matter, shall be done, and shall be valid only if done, in writing, signed by the parties.

4.   Lessee's Warranties
     -------------------

     The Lessee declares and undertakes as follows:

     4.01 That it has been informed that the vast majority of the Project is designated for leasing to knowledge-intensive and/or technology-intensive enterprises, and that JTP intends to ensure the inhabiting of the Project by enterprises fulfilling such definition, and which have been recognized by the Investments Center as an Approved Enterprise.

     4.02 That it had been granted the opportunity to examine, and that it had in fact examined, every detail in connection with the Project, including without limitation every planning, engineering, business, economic, legal detail, etc., and any other detail which might influence its decision to rent the Premises and situate its business in the Project.

     4.03 That it had been informed that the JTP has invested greatly in planning the Project, while addressing each component serving its operation as a technological park according to sophisticated concepts. The Lessee declares that the Purpose of the Lease and its implementation by the Lessee in the Premises shall suit the unique character of the Project.

     4.04 That it had been informed that the Project and the Structure are currently undergoing construction, and the Project will contain - should JTP choose to construct in to its maximum scope - approximately 68,000 sq.m. built area which serve for the Project's purposes, as well as approximately 30,000 sq.m. designated for parking and services.

     4.05 That it has visited the Project and examined it, and has examined the Premises to the extent possible, and has found it suitable for its requirements in every detail. The Lessee declares that it is
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          entering into this Agreement based upon its own examinations and impressions and not on the basis of information provided it by JTP. The Lessee has -and shall have - no claims regarding unsuitability, choice, defect, or any other claim as regards the Project, the Structure and the Premises, including the possibilities of using same and all that is derived therefrom, excluding as regards a hidden fault or defect.

5.        Non-Applicability of the Tenancy Protection Laws
          ------------------------------------------------

    It is hereby declared and clarified that:

    5.01 The Project in general and the Structure in particular constitute a new building the construction of which was completed after 1971.

    5.02 The Premises are a property in a new building, under Article 14a of the Tenant Protection Law (Consolidated Version), 5732-1972, they are leased in accordance with the provisions of such article, and therefore the provisions of such law shall not apply to the Lease.

    5.03 On the day the Tenant Protection Law (Various Provisions), 5728-1968, became valid, the Lessee had no possession right to the Premises.

    5.04 The Lessee hereby declares that it has not been asked to pay, and has not paid, key money or any payment which might be construed as key money, and that all of the work, modifications and improvements which shall be performed in the Premises are not and shall not be material modifications and that the provisions of Part III of the Tenant Protection Law (Consolidated Version) 5732-1972 dealing with key money shall not apply hereto.

    5.05 The Lease, the Lessee and the Premises are not protected by the provisions of the Tenant Protection Laws, nor by the provisions of any other law protecting tenants or lessees in any fashion whatsoever, and that such laws and their amendments and the regulations which shall be promulgated and/or shall form the basis for the promulgation, do not and shall not apply to the Lease, the Lessee, the Premises or this Agreement.

    5.06 Upon vacating the Premises the Lessee shall not be entitled to any payment, whether as key money or any fashion whatsoever.

6.        Term of Lease
          -------------
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    6.01    The First Term of Lease hereunder is hereby set at 36 months, commencing upon September 1st, 1999, and ending on August 30th, 2002.

    6.02    deleted

    6.03 At the end of the First Term of Lease, the Term of Lease shall be extended by 3 Additional Terms of Lease of 12 months each, unless the Lessee shall notify JTP, by an unqualified and unconditional written notice, which shall be received by JTP at least one hundred and twenty days prior to the termination of the First Term of Lease, or 90 days prior to the termination of each of the Additional Terms of Lease, as applicable, of the non-extension of the Lease, or unless JTP shall notify the Lessee, at least sixty days prior to the termination of the First Term of Lease or prior to the termination of each Additional Term of Lease, as applicable, that it refuses to extend the Term of Lease due to the failure to fulfill any of the following conditions:

    6.03.1 During the First Term of Lease the Lessee has paid all of the payments payable by it hereunder, fully and in a timely fashion, and has fulfilled all of its other undertakings hereunder.

    6.03.2 There are no legal or arbitration proceedings being conducted between the parties, including between the Services Company and the Lessee.

    6.03.3 No later than 90 days prior to the commencement of the second Term of Lease the Lessee shall have extended the guaranties and securities hereunder and shall have submitted same to JTP, as well as submitted to JTP an affirmation of the extension of the insurance policies provided for herein for the second Term of Lease .

            In the event that the First Term of Lease shall have been extended as aforesaid, this Agreement shall be deemed to apply to the Additional Terms of Lease, as well. To prevent doubt it is clarified that the Rental Fees for the additional Terms of Lease shall be determined in accordance with the provisions of Section 6 of Exhibit D hereto.

    6.04 Notwithstanding anything contained herein, JTP shall be entitled to terminate the Term of Lease prior to the Term of Lease Termination Date in the events detailed in Section 19 hereinbelow, as well as in any event of a petition being filed for the liquidation of the Lessee, for the Lessee's being declared bankrupt, for the appointment in respect of the Lessee of a trustee, liquidator, temporary liquidator, pre-liquidator, receiver of a substantial portion of its assets and/or an attachment on a substantial portion of its assets, and an order was issued accordingly, or in the event that such petition shall not have been canceled or refused within 30 days of its being filed to the court and/or in the event that Lessee shall have filed a petition for liquidation or in bankruptcy or for reaching a creditors' arrangement.

     6.05 The Lessee shall not be entitled to terminate this Agreement prior to the Term of Lease Termination Date. Any cessation of usage of the Premises, or even the vacating thereof, by the Lessee prior such date for any reason whatsoever shall not release the Lessee from its undertakings hereunder including without limitation the Lessee's undertaking to pay the Lessor the Rental Fees and the payments detailed in Section 12 hereinbelow.

7.   Construction of the Premises and Delivery Thereof
     -------------------------------------------------

     7.01   JTP declares that it has completed the construction of the Structure and the Premises themselves, and that the Premises have been built in accordance with the sketch (Exhibit A) and the technical specifications attached hereto as an integral part hereof marked
Exhibit B   Exhibit B.
---------

     7.02 Subject to delays and compulsions which are not under JTP's control, JTP shall endeavor to deliver possession of the Premises for the purpose of carrying out the additional work as provided for in
            Section 7.04 hereinbelow within three days of the signing hereof.

     7.03 To prevent doubt it is hereby clarified that JTP is entitled to modify the planning and construction of the Project, to add and subtract buildings, etc., provided that no such modification shall include a significant modification of the Premises themselves.

     7.04   Without derogating from the provisions of Section 7.08 hereinbelow, the Lessee hereby requests JTP's permission, and JTP hereby permits the Lessee, to carry out the additional work, beyond the work provided for in Exhibit B, in the Premises, as detailed in the
Exhibit C   document attached hereto as an integral part hereof and marked
---------
            Exhibit C, in order to adapt the Premises to the Lessee's needs.

            The works shall be carried out according to the plans and technical specifications attached hereto as an integral part hereof and marked Exhibit C1.

     7.05 It is hereby agreed that during the period between the date of delivery of possession of the Premises to the Lessee for the purpose of carrying out the additional works, as aforesaid, and the Lease Commencement Date, the provisions hereof dealing with the Lessee's undertakings, including the provisions obligating the Lessee to act in such a fashion as shall not constitute a disturbance to JTP's construction work or to the rest of the tenants of the Structure and Project, as well as other provisions concerning the Lessee's responsibility, safety instructions and others, mutatis mutandis as provided herein for the Term of Lease, as well as the provisions of the Services Agreement, shall also apply to the period commencing upon delivery of possession of the Premises as aforesaid. It is however hereby clarified that during such period the Lessee shall not be obligated to pay the Rental Fees nor to pay for Services Company.

     7.06 The Lessee shall carry out the work after delivery of possession of the Premises itself, and on its own responsibility, as detailed in Exhibit C as aforesaid, and shall perform same in a craftsman quality, using trained and skilled professionals.

     7.07 Upon carrying out the works provided for in Exhibit C, all the works, repairs, modifications and/or additions shall become JTP's property and the Lessee shall not be entitled to dismantle and/or take same out of the Premises upon vacating the Premises or at any other stage, nor shall the Lessee be entitled to any payment in consideration therefor from JTP or to any deduction from the Rental Fees. To prevent doubt, the Lessee shall be entitled to dismantle and/or take out of the Premises, upon vacating same, all additions which are not permanently fixed to the Premises, provided that it carry out all necessary repairs for restoring the Premises to its previous condition.

     7.08 Without derogating from the permission granted to the Lessee with respect to the works provided for in Exhibit C, the Lessee undertakes not to perform or carry out any changes, repairs, improvements, additions or any construction work whatsoever in every sense of the term in the Premises without obtaining JTP's prior written consent thereto. In the event that works shall have been carried out without JTP's consent, then in addition to JTP's right to deem such to be a violation hereof, JTP shall be entitled:

            (1) to demand that the Lessee dismantle the works and in such event the Lessee shall be obligated to so dismantle the works and to carry out all repairs required due to such dismantling in order to restore the Premises to its condition prior to the carrying out of such works, within 14 days of

                  JTP's demand, and in the event that the Lessee shall fail to comply with such demand, JTP shall be entitled to do so on the Lessee's expense; or -

             (2) to maintain the works as its property and the Lessee agrees that the works shall become JTP's exclusive property without such generating any right or consideration to Lessee.

     7.09 JTP shall notify the Lessee of the precise Possession of Premises Date. Such notice shall be given by JTP to the Lessee at least 48 hours prior to the Possession of Premises Date. The Lessee undertakes that it or its authorized representative shall appear at the Premises at the designated day and hour, and shall receive possession of the Premises. In the event that the Lessee shall not have appeared at the required time and/or not fulfilled the conditions for receipt of possession as provided for herein, including the payment of Rental Fees as provided for in Exhibit D and submitting the insurance policies as set forth in Section 14 hereof, the Lease Commencement Date shall be deemed to be the date designated in JTP's aforesaid notice, and commencing upon such date all of the Lessee's obligations hereunder shall enter into force, including the obligation to pay the Rental Fees, the Service fees and the additional payments imposed upon the Lessee hereunder.

     7.10 Upon receiving possession of the Premises, the Lessee shall examine the Premises and its suitability to the terms hereof. In the event that the Lessee shall find a defect in the Premises contrary to the provisions hereof, such defect shall be noted in a protocol prepared at the time by it and by JTP's representative. JTP undertakes that any claim of defect noted in the protocol shall be examined by a JTP engineer, and to the extent that the claim is found by him to be justified, JTP shall correct such defect according to the instructions of the JTP engineer. The existence of such a defect shall not postpone the Lease Commencement Date unless the JTP engineer shall determine that the defect is such that prevents the use of the Premises until corrected, in which case the Lease Commencement Date shall be postponed until the defect is corrected.

    7.11 Delivery of the keys to the Premises to the Lessee on the Possession of Premises Date shall constitute the Lessee's confirmation that it has examined the Premises and has found it to have been built in accordance with the provisions hereof, and that it has no claims regarding its construction excluding the claims duly noted in the protocol as provided for in Section 7.9 hereinabove, and excluding a hidden fault or defect.

     8.    Purpose of Lease
           ----------------

           8.01 The Lessee hereby rents the Premises for the purpose of engaging in computers and the Internet, which purpose has been recognized by JTP as a field suitable for being a service and/or field compatible with the Project's goals.

           8.02 The Lessee hereby undertakes not to use the Premises or any part thereof and not to allow the Premises or any part thereof to be used for any purpose other than the Purpose of Lease set forth in Section 8.01 above. The Lessee confirms that JTP's entering into this Agreement with it is based on the Lessee's declaration that it is experienced in operating a business within the framework of the Purpose of Lease, and on JTP's wish to adhere to the Project's character and to the goals for which the Project has been established.

     9.    Rental Fees
           -----------

           In consideration for the Lease the Lessee undertakes to pay JTP the Rental Fees. The Rental Fees and the manner of remittance thereof are detailed in the payments schedule attached hereto as an integral part
Exhibit D  hereof, marked Exhibit D.
---------

     10.   Services
           --------

           10.01 JTP shall be entitled to provide all of the management and maintenance services as it shall see fit from time to time, including such as are listed in the Services Agreement, whether by itself or through the Services Company.

           10.02 The Services Company shall be empowered to manage, maintain and operate the Project or any part thereof, as JTP shall determine, and to carry out all activities included in the framework of managing, operating and maintaining projects of a similar type to the Project, including such that are listed in the Services Agreement.

           10.03 Upon the signing hereof, JTP and the Lessee shall also sign the Services Agreement, in a form as attached hereto as Exhibit E. The Services Agreement shall enter into force if JTP shall decide to provide the management services, whether directly or through the Services Company. The Lessee hereby gives its prior consent that JTP shall be entitled to transfer and assign all of its rights and obligations under the Services Agreement to the Services Company as set forth in the Services Agreement.

     10.04 The Services Company shall be entitled, at its discretion and from time to time, to determine the scope, type and nature of the activities to be performed by it. The Services Company shall also be entitled to decide which part of the activities enumerated in the Services Agreement or other activities are to be carried out by itself, if at all, and during which period.

     10.05 A breach of the Lessee's undertakings towards the Services Company shall be deemed a breach of the Lessee's undertakings towards JTP as hereunder.

     10.06 To prevent doubt it is hereby clarified that nothing contained herein is to be construed so as to impose an obligation on JTP to provide any management and maintenance services in the Project whatsoever. Should JTP itself choose to provide maintenance and management services to the Project, the provisions of the Section shall apply, mutatis mutandis, to the providing of services by JTP.

11.  Parking
     -------

     11.01 According to JTP's plan, the Project will include two parking areas: a roofed-over parking area which shall be mostly designated for the use of lessees of units in the Project, and an external attended parking lot, the parking regulations of which shall be dictated by JTP and/or the Services Company. This plan is subject to change and JTP is not bound thereby.

     11.02 JTP shall be entitled to manage the parking areas included in the Project or to decide that the parking areas be managed by the Services Company or by any other entity, as JTP shall see fit. JTP's current intention is that the external parking lot shall be part of the areas held by the Services Company, and that the expenses involving same shall be considered as part of the expenses to which the Services Agreement applies. JTP shall be entitled to change this intention, and to collect parking fees from users of the external parking lot.

     11.03 JTP and/or the operating entity, as the case may be, shall determine the parking rights and terms in the roofed-over parking area. To the extent possible, the Lessee shall be allocated, as part of the Lease hereunder and in accordance with an index formulated by JTP, 18 parking spaces for the Lessee's needs within the roofed-over parking area. The allocation of the parking spaces shall not be done on the basis of allocating specific parking spaces, but rather on a basis generally similar to parking subscriptions for specified vehicles and solely for such vehicle. Nonetheless, JTP and/or the operating entity shall be entitled to allocate the use of specific parking spaces as they shall see fit, and to prevent the Lessee from using such section of the parking area as shall be designated by them for a particular allocation or for another group or uses, as they shall see fit. To prevent doubt it is hereby clarified that in any event the Lessee shall be entitled to bring 18 vehicles into the roofed- over parking area.

     11.04 Whether the roofed-over parking areas shall be maintained and operated by the Services Company or otherwise - the expenses involved in maintaining and operating the roofed-over parking area shall be calculated separately from the services expenses provided for in the Services Agreement. The Lessee shall participate in the costs of maintaining and operating the roofed- over parking area, including without limiting the generality of the foregoing, municipal taxes, insurance, equipment, electricity, cleaning, guarding, etc., proportionately to the number of spaces provided for in Section 11.03 above divided by the total number of spaces in the roofed-over parking area. The maintenance payments shall be paid to JTP or to the operating entity or to the Services Company, as the case may and as JTP's shall so notify, every given period which shall be determined by JTP. JTP's accounts in connection with the expenses involved in operating the roofed-over parking spaces shall be accepted by the Lessee.

     11.05 Nothing in the provisions of this Section is to be construed so as to derogate from JTP's right and/or the right of whomsoever on its behalf from managing the parking area or from modifying the parking regulations therein an such manner and under such terms as it shall so see fit.

12.  Additional Payments
     -------------------

     12.01 All of the taxes, fees, property taxes and compulsory levies of any type whatsoever, whether municipal or governmental, excluding Property Tax and Lease Fees payable to the Israel Land Administration, which shall be imposed upon the Premises, directly or indirectly, in respect of the Term of Lease, shall be borne solely by the Lessee and shall be paid by it. Such payments shall be remitted by the Lessee to the authorities when legally due.

     12.02 Throughout the Term of Lease, the Lessee shall bear all of the payments and costs in respect of water, gas and electricity supplied to the Premises. To the extent that no separate meters shall be installed for water, electricity or gas in respect of the Premises, the Lessee shall pay JTP or, if JTP shall so instruct, to the Services Company, the sum to determined by JTP or by the Services Company, as applicable, which shall be the Lessee's part of the total sum paid by JTP or the Services Company, including management fees. The Lessee's part shall be determined exclusively by JTP or, if JTP shall so instruct, by the Services Company, according to criteria which shall take into account, to the extent possible, the consumed quantity, the consumption time, etc. The determination made in this matter by JTP or the Services Company, as applicable, shall be final and binding upon the Lessee.

     12.03 To the extent that a sum payable to JTP or to the Services Company under this Section is liable for value added tax, the Lessee shall add such tax in respect of such sum upon remitting payment, against a legal tax invoice.

13.  Lessee's Obligations
     --------------------

     13.01    During the Term of Lease, the Lessee undertakes:

     13.01.1 To operate its business in the Premises in accordance with the Purpose of Lease, with full compliance with the law. In the event that such operation requires any kind of license, to obtain such license and ensure that such shall remain valid throughout the Term of Lease and to fulfill its conditions.

     13.01.2 To operate its business in the Premises in a manner which shall not lead, as a result of its possession of the Premises or of its operation, to any type of nuisance or disturbance whatsoever to the rest of the inhabitants of the Structure, the Public or to the public. Not to use the Premises or any part thereof in such manner which would cause noxious substances, odors, smoke, etc., in light of the Project's character.

     13.01.3 To maintain the cleanliness of the Premises. Not to pour into the sewage system wastes which do not conform in their characters to the existing system and/or to the Project's character and/or to the Ministry of Health regulations.

     13.01.4 Not to install a sign or signs in the Premises and in its vicinity, unless in a location, manner and size which shall be approved by the authorized entities and authorities and agreed to in advance by JTP and/or the Services Company.

     13.01.5 Not to hang or install anything on the external walls and windows of the Premises without obtaining all of the permits and licensed required for same under law and the prior consent of JTP and/or the Services Company.

     13.01.6 To punctiliously comply with the laws, regulations and by-laws applicable to the Premises and the use thereof, and to the business, the work and the activity carried out therein, and to pay in full and in a timely fashion fines and payments which shall be imposed upon it, if any.

     13.02 The Lessee is aware that JTP and/or the Services Company are not responsible for any damage and/or nuisance which shall be caused to the Lessee, if any, by any of the tenants of the Structure or neighboring structures in the Project and/or anyone on their behalf and/or any other third party, and the Lessee declares and agrees that by its signing this Agreement it waives in advance all rights of claims and/or demands from JTP or the Services Company in respect of damages and/or nuisances so caused to it.

     13.03 The Lessee undertakes to compensate JTP and/or the Services Company and to reimburse it for any damage or expense caused to JTP and/or the Services Company arising from a criminal or civil lawsuit which shall be filed against JTP and/or the Services Company, and from the need to defend against such lawsuit, to the extent that such lawsuit arises from the Lessee's negligence or the negligence of whomsoever on the Lessee's behalf or from the failure to fulfill or the breach of the Lessee's undertakings hereunder.

     13.04 The Lessee undertakes not to assign its rights hereunder or any part thereof to another or to others in any manner whatsoever. The Lessee further undertakes not to transfer the Lease of the Premises or any part thereof to any third party; not to deliver, not to lease and not to allow any third party to use the Premises or any part thereof; not to share the possession and/or use and/or benefits of the Premises with any third party; and not to grant any third party any beneficial interest or any right in the Premises - all of the foregoing whether for consideration or for no consideration, and also not to encumber or mortgage its rights hereunder, unless by JTP's prior written consent.

              In the event that the Lessee is an incorporated body, the provisions of this Section shall apply to any addition of new shareholders in any manner, any transfer of shares of the Lessee, adding or subtracting partners, etc., except for a transfer of shares held by the public, and except for a transfer of less than 25% of the Lessee's shares unless same constitutes a shift of control of the company.

              However, in the event of a shift of control of the company as aforesaid, which is manifested by the transfer of control of the

              Lessee's company to a public company in Israel or abroad, and only in such event, JTP's consent may be given retroactively, provided that the Lessee shall request JTP's consent in writing no later than 3 days following the execution of such transfer. In the event that JTP shall refuse in writing to give its consent to such change or changes in the company, within 10 days of the Lessee's notice to JTP of such change, then the Term of Lease shall terminate 180 days following the date JTP's notice of refusal shall be sent, and the provisions of Section 17 below shall apply.

              JTP shall not refuse to give its required consent under the provisions of this Section except for reasonable causes, and shall be entitled to condition its consent upon the fulfillment of conditions which might ensure the continuation of the fulfillment of the Lessee's undertakings hereunder.

14.  Responsibility and Insurance
     ----------------------------

     14.01 Without derogating from the provisions of Section 13 above, the Lessee alone shall be responsible for any personal or pecuniary damages of any type and kind caused in the Project, the Structure or the Premises, to JTP or to any third party, including the Lessee's employees, arising from defects caused to the Premises due to the Lessee's negligence and/or to equipment installed in the Premises and/or works carried out therein and/or from an action or omission of the Lessee and/or its employees and/or its agents and/or its suppliers and/or its customers and/or whomsoever shall perform services for it and/or whomsoever shall be in the Project, the Structure or the Premises by the Lessee's permission.

              The Lessee undertakes to reimburse JTP for any damage and/or expense and/or obligation which JTP shall be required to pay in connection with damages as aforesaid, including without limitation the legal costs incurred by JTP as a result of the filing of a lawsuit against it in connection therewith - all immediately upon receiving JTP's first demand.

     14.02 Without derogating from the Lessee's responsibility under law and hereunder, the Lessee undertakes to obtain and maintain, on its expense, throughout the Term of Lease and for any extension of the Term of Lease, the insurance detailed in the Section
              (hereinafter -the "Lessee's Insurance"), issued by a lawfully licensed and renowned insurance company.

     14.02.1 Property insurance - insurance of the Premises' contents, and without derogating from the generality of the foregoing, including furniture, equipment, installations, stock, and every modification, improvement, renovation and addition to the Premises which have been and/or shall be carried out in the Premises by the Lessee and/or for it of any kind whatsoever - all of the foregoing at their full value, against loss or damage due to all accepted risks, under a broadened fire insurance, and without derogating from the generality of the foregoing including fire, explosion, earthquake, storm, lightning, flood, water damages, aircraft, collision, strikes, riots, willful damages and breaking and entering.

              The Lessee undertakes to update the insurance amounts from time to time, so that same shall continuously reflect the full value of the insured property as aforesaid, including additions and improvements.

     14.02.2 Third party liability insurance - insurance of the Lessee's liability towards third parties in respect of any injury or damage caused to the person or property of any person and/or legal entity, and without derogating from the generality of the foregoing including injury or damage to JTP and/or the Services Company, their employees, and to lessees of and visitors to the Project, at a liability limit which shall not be less than a shekel amount equaling $1,000,000 (one million U.S. Dollars) per case. Such insurance shall not be subject to any limitation regarding liability arising from fire, explosion, fright, lifting, unloading and loading machinery, strikes and shutting down, as well as lawsuits on behalf of the National Insurance. The insured party's name of such insurance shall be broadened so as to include JTP and the Services Company in respect of their responsibility as owner of the Premises and provider of services thereto, and in respect of their responsibility for the actions and/or omissions of a lessee, and subject to a cross-responsibility clause under which the insurance shall be deemed to have been drawn separately for each person of the insured party.

     14.02.3 Employer's liability insurance - insurance of the Lessee's liability towards all those employed by it and on its behalf at a liability limit which shall not be less than $5,000,000 (five million U.S. Dollars) per claimant, per case and per period. Such insurance shall contain no limitation regarding work carried out at a certain height or depth, working hours, contractors, subcontractors and their employees, and employment of youth. The insurance shall be broadened so as to reimburse JTP and/or the Services Company in the event that either of them is deemed to be the employer of any of the Lessee's employees.

     14.02.4 Consequential damage insurance - insurance for consequential damages (including loss of rental fees) caused to the Lessee due to damages to the Premises' structure and/or its contents and/or the Structure including its installations, due to the risks listed in Section 14.02.1 above, at appropriate insurance amounts and for a period which shall not be less than 12 months.

     14.03 The Lessee's insurance shall contain an express clause under which such shall precede any insurance drawn by JTP and/or the Services Company and that the insurer waives any claim and/or demand concerning the participation of JTP's or the Services Company's insurance. The Lessee's insurance shall contain a provision regarding reimbursement to JTP and/or the Services Company for their liability as owner and/or manager of the Premises and for their imputed liability for the actions and/or omissions of the Lessee. The insurer shall further undertake that the Lessee's insurance policies shall not be narrowed, expire or be canceled, unless a written notice thereof shall be sent by registered mail to JTP and the Services Company at least 60 days in advance.

     14.04 The Lessee's insurance shall include JTP as an additional insured party and shall contain an express clause under which the insurer waives any subrogation right towards JTP and the Service Company and whomsoever shall be on their behalf, towards other lessees, users and visitors of the Project, and towards contractors and subcontractors who are carrying out contract and other work of any kind in the Project on the behalf of JTP and/or the Services Company, provided that such waiver of subrogation shall not apply to the benefit of a person who willfully caused the damage.

     14.05 The Lessee shall present to JTP all of the insurance policies issued to it in accordance with Section 14.02 above, prior to transfer of possession of the Premises, as a prerequisite for the Lessee's receiving possession of the Premises. The Lessee shall further present to JTP, currently, every policy renewal and every amendment to a policy previously presented to JTP. At JTP's reasonable demand, the Lessee shall be obliged to add and/or update and/or amend the insurance policies to JTP's satisfaction, so that such shall comply with the criteria provide for in this Section.

              JTP's inspection right and its exercise of or failure to exercise its right to see the policies and demand an update, addition or amendment, as aforesaid, shall not impose upon it any responsibility in respect of the policies, their nature and validity, or the absence thereof.

     14.06 It is hereby expressly agreed and stated that JTP and/or the Services Company shall not be in any way liable towards the Lessee for any damage caused to the Premises or the contents thereof or any third party, for any reason, whether the cause of the damage or malfunction is known or unknown.

     14.07 The Lessee undertakes to use the moneys received from the insurance agency under the policies solely for the requirements of an immediate rehabilitation of the damages and/or the policies. The foregoing shall not be construed so as to limit or derogate from JTP's right to exercise its rights under the policies. The Lessee's insurance shall include a provision under which the Lessee and the insurance company undertake to act in accordance with the provisions of this Section.

     14.08 It is hereby clarified that the drawing of insurance by the Lessee shall not be construed so as to in any way limit or derogate from the Lessee's undertakings hereunder, or to free it from its obligation to compensate JTP and/or the Services Company and/or any other person, for any damage caused directly or indirectly for which the Lessee is responsible. Actual remittance of any insurance payments shall only be deducted from the reimbursement and/or compensation amounts to which JTP and/or the Services Company shall be entitled for damages or losses.

     14.09 In addition to all of the provisions hereof concerning JTP's and/or the Service Company's release from responsibility, the Lessee hereby releases JTP, the Services Company and the rest of the lessees and users of the Project from their responsibility for all damages for which the Lessee is entitled (or was entitled) to reimbursement according the insurance drawn in accordance with the provisions of this Section, and the Lessee hereby holds JTP and/or the Services Company and/or the rest of the lessees and users of the Project harmless against any responsibility to such damages.

     14.10 It is hereby expressly agreed between and stated by the parties that JTP shall be entitled to terminate this Agreement by delivering an immediate notice to the Lessee in the event that JTP shall discover that there is no authorized insurer prepared to insure or continue insuring the Premises for a use and/or operation and/or management of a business in the Premises which in the insurer's opinion constitutes a real risk beyond the accepted risks and beyond the risks against which an authorized insurer agrees to insure. In the event that such a notice is delivered by JTP to the Lessee, this Agreement shall terminate forthwith or at the date set forth in such notice.

     14.11    In the event that JTP shall exercise its right under sub-section
              14.10 above and shall have notified the Lessee of the termination hereof, such exercise shall not be construed so as to derogate or harm JTP's rights to demand from the Lessee a full compensation of all damages, costs and losses, loss of profits and all other damages caused to JTP due to the termination hereof, and JTP shall further be entitled to sue for any relief or remedy under the Contracts (Compensation for Breach of Contract) Law, 5731-1970 and/or any other relief as it shall so see fit.

     14.12 The Lessee undertakes to update the insurance sums as provided for above, as the need arises, to painstakingly uphold all of the policies' provisions and to pay in a timely fashion all premiums. In the event that the Lessee shall fail to fulfill its undertakings under this Section, JTP shall be entitled but not obliged to insure, to renew insurance, to pay premiums, etc., as it shall so see fit, and the Lessee undertakes to pay JTP any cost JTP shall incur in connection to the foregoing actions.

15.  Licensing
     ---------

     15.01 JTP shall not be responsible to the Lessee for obtaining licenses or approvals from the authorized authorities which are required for operating and managing the Lessee's business in the Premises. The Lessee hereby undertakes to obtain every license it requires, and to ensure that its business in managed according to a license required by any municipal, government or other authority, as applicable, including without limitation the fire department's authorization which shall be obtained already in the stage of planning and fitting the Premises to the Lessee's requirements.

     15.02 The Lessee shall be obligated ensure the renewal of all required licenses and approvals throughout the Term of Lease so that the operation of the Premises and the work carried out therein shall be conducted in compliance with the provisions of every applicable law and in accordance with the terms of every license and/or provisions and/or regulations promulgated from time to time by any authorized authority regarding or in connection with the Lessee's business which is operated in the Premises.

     15.03 In the event that any authority shall have conditioned the issuance of a license for operating the Lessee's business in the Premises on carrying out changes or installations in the Premises, the Lessee shall be obligated to request JTP's prior consent for carrying out any such change and the provisions hereof concerning changes and installations in the Premises shall apply, mutatis mutandis, to such changes and installations.

     15.04 The Lessee declares that it is familiar with its business and with its licensing terms and that prior to its signing hereof it had been provided the chance to check and it had indeed checked the suitability of the Project, the Structure and the Premises to the Purpose of Lease and the possibility of obtaining the required license or licenses for operating the Purpose of Lease in the Premises, as is.

16.  JTP's Rights
     ------------

     16.01 JTP shall be entitled, without being obligated to obtain any consent of Lessee's, to carry out any construction, modification or addition work in the Project, at its sole discretion and as it shall so see fit from time to time, provided that such shall have not unreasonably infringe upon the Premises or the use thereof.

     16.02 JTP shall be entitled to make any use of the remainder of the Structure and the Project or of any addition it has or shall have built in the Project, with no limitation or being obligated to obtain any consent of Lessee's, all at JTP's sole discretion as it shall see fit from time to time.

     16.03 In the event that JTP shall decide to carry out a modification or addition within the area of the Premises, it shall refrain from so doing unless by Lessee's prior consent. This Section shall not apply to JTP's or the Services Company's activity as provided for in the Services Agreement.

     16.04 JTP or the Services Company or whomsoever on their behalf shall be entitled to enter the Premises at any reasonable time, after coordinating such visit with the Lessee, in order to check whether the Lessee is in compliance with the terms hereof, and within 90 days prior to the Term of Lease Termination Date - in order to show the Premises to prospective lessees.

     16.05 JTP shall be entitled to exercise its owners' right in respect of the Premises in all respects, and to transfer its rights to the Structure and the Premises as it shall see fit, provided that the Lessee's rights hereunder shall not be infringed upon.

17.  Vacating
     --------

     17.01 Upon termination of the Term of Lease or upon termination of the Additional Term of Lease, if any, or upon the termination hereof for any cause whatsoever, the Lessee undertakes to vacate the Premises and to deliver to JTP possession thereof, cleared of all persons or property of the Lessee's, clean and in order, and in such condition as such was in upon receipt thereof by the Lessee from JTP, excluding reasonable depreciation and wear, and including all renovations, improvements, addition or permanently connected installation, even if such were installed in and added to the Premises by the Lessee on its own expense (excluding installations installed by the Lessee which are not permanently connected), unless JTP shall have demanded that the Lessee remove such an addition or installation from the Premises, in which case the Lessee undertakes to comply with such demand.

     17.02 In the event that the Lessee shall not have vacated the Premises on the date provided for in Section 17.01 above, then in addition to JTP's right to sue for evacuation of the Premises and to any other right granted to JTP hereunder or by law, and without derogating from any relief or right at JTP's disposal as aforesaid, the Lessee shall pay JTP for the period transpired from the date on which it had been obligated to vacate the Premises till the date on which it shall vacate the Premises an amount equaling one-thirtieth of twice the last monthly Rental Fees which had been paid by Lessee in respect of the last month prior to the vacating date. Such payment has been determined and agreed as appropriate using fees and/or as agreed liquidated damages which the parties have assessed after prior calculation.

     17.03 Payment of the appropriate using fees and/or the anticipated damages as aforesaid shall not release the Lessee from its obligation to vacate the Premises.

     17.04 In the event that the Lessee shall not have vacated the Premises on the date provided for in Section 17.01 above, then JTP and the Services Company shall be entitled to demand from the Lessee all amounts, taxes, payments, undertakings, Rental Fees, cost of repairs, damages, appropriate using fees, losses and all other payments with no exception, as provided for herein, in respect of the period transpired from the date on which it had been obligated to vacate the Premises till the date on which it shall vacate the Premises, as if the Term of Lease had been extended, without derogating from the Lessee's obligation to vacate the Premises and from any other relief at JTP's disposal hereunder or by law.

     17.05 Receipt of the appropriate using fees as aforesaid and payments as provided for in Section 17.04 above shall not be construed so as to establish a leasing relationship between the Lessee and JTP in respect of the period following the date on which the Lessee was obligated to vacate the Premises.

18.  Guarantees
     ----------

     18.01  By the Possession of Premises Date, and as a prerequisite for the delivery of possession, the Lessee shall provide JTP with an appropriate, unconditional bank guarantee in an amount in Shekels which shall throughout the term of guarantee be equal to three months' Rental Fees; alternatively, such guarantee shall be for a period of four months and shall be extended by the Lessee from time to time for an additional five months, no later than 30 days prior to the expiry of its validity, with a right granted to JTP to demand its payment if it shall not be extended by such date. The Lessee undertakes from time to time, within seven days of JTP's demand from the bank and receipt of the guarantee sum (whether due to the
            Lessee's not extending the guarantee or due to the Lessee's not having paid any payment on account of the Rental Fees when due and payable), to provide JTP with a new guarantee as provided for in this Section. The wording of the guarantee under the Section is
Exhibit F   attached hereto as Exhibit F, provided that the Lessee had been
---------   given a 7 days prior notice of the intention to so act.

     18.02 Prior to the Lease Commencement Date, the Lessee shall provide JTP, for JTP or for the Services Company, an appropriate, unconditional bank guarantee in an amount in Shekels which shall equal, throughout the term thereof, $6,000 (six thousand U.S. Dollars), according to the representative rate of exchange upon the signing hereof, such sum being linked to the Index as such shall be from time to time during the Term of Lease, compared with the Basic Index; such guarantee shall remain in force throughout the Term of Lease whereby JTP or the Services Company shall be able to exercise it in any event of the Lessee failing to pay it any amount payable by the Lessee to JTP and the Services Company for services or otherwise, provided that the Lessee had been given a 7 days prior notice of the intention to so act.

     18.03 JTP and/or the Services Company shall be entitled at their discretion to exercise either of the guarantees provided for in Sections 18.01 and 18.02, or any part thereof, solely in any event of their being moneys due to JTP and/or the Services Company from the Lessee in respect of Rental Fees and/or in respect of the expenses as provided for in the Services Agreement and/or the parking expenses as provided for in Section 11 above and/or the additional payments as provided for in Section 12 above, after giving a written 14 days' warning during which period the Lessee shall not have remitted such due moneys.

     18.04 It is hereby expressly agreed between and stated by the parties that the delivery of the guarantees hereunder shall not be construed as a waiver on JTP's or the Service Company's part of their rights to other remedies against the Lessee, whether such remedies are provided for herein or are available to JTP or the Services Company under any law which is valid upon the signing hereof or which shall be valid in Israel at the time of the violation.

19.  Remedies in Respect of Violations
     ---------------------------------

     19.01 Without derogating from the provisions of this Section 19 hereinafter and from specific remedies provided for hereunder, the violation hereof shall be subject to the provisions of the Contracts (Remedies for Breach of Contract) Law, 5731-1970.

     19.02 In the event that the Lessee shall not maintain the Premises in good repair and/or shall not repair anything that requires repairs in the Premises and/or shall not return the Premises to JTP upon the Term of Lease Termination Date in good repair as provided for hereunder and/or in the event that any damage shall occur to the Premises during the Term of Lease and shall not have been repaired by the Lessee; then, in addition to any other right granted to JTP in such event in accordance herewith and/or with any law, JTP shall be entitled to carry out any repairs and/or perform any action it shall so see fit for repairing such damage and/or for restoring the condition to its previous state, all at the Lessee's expense.

     19.03 The Lessee hereby undertakes to pay JTP immediately upon its demand all sums paid by JTP for actions it had performed under Section
            19.02 above. JTP's accounts regarding such expenses shall constitute conclusive evidence of the correctness thereof, and the Lessee undertakes to pay JTP in respect of accounts submitted to Lessee immediately upon the submitting thereof.

     19.04 Any delay or waiting and/or lack of response, failure to exercise or failure to take measures on JTP's part shall not in any way constitute a waiver on JTP's part of any of its rights hereunder regarding a continuous or additional violation, unless JTP shall have waived any of its rights expressly and in writing.

     19.05 In the event that the Lessee shall violate this whole Agreement or any of its Sections and shall not remedy such violations within a reasonable time despite being warned in writing in which warning a reasonable time was set for remedying such violation, and in any event of the Lessee's failing to pay on time the Rental Fees and/or any other money and/or expenses and/or taxes and/or sums and/or other payments payable by it hereunder, or any part thereof, at a fixed time, and also not within seven days of being demanded in writing to remedy such violation - JTP shall be entitled, without derogating from any other right granted to by law and/or in accordance herewith, to terminate this Agreement and immediately demand the vacating of the Premises and/or set a date for the vacating thereof as it shall see fit, and in such event this Agreement shall terminate on the date so set by JTP.

     19.06 In any event of the termination hereof due to its breach by the Lessee, JTP shall be entitled to any additional remedy available to it by law due to such breach, including compensation, injunctions and mandamus orders. Furthermore JTP shall be entitled, and the Lessee undertakes not to resist, to prevent the Lessee and whomsoever on the Lessee's behalf from entering the Premises and to shut off the electricity and water supply to the Premises.

            Notwithstanding any provision hereof and in addition thereto, in the event of a breach by the Lessee due to which the Lessee shall have been evicted from the Premises prior to the Term of Lease Termination Date, the Lessee shall be obligated to pay JTP, in respect of the period commencing upon the eviction date and ending on the Term of Lease Termination Date, reasonable compensation which shall equal the loss of rental fees inflicted upon JTP due to the termination, and the full payments payable to the Services Company, whether in respect of all of the remainder of the Term of Lease or in respect of the period ending on the leasing of the Premises to another lessee, and thereafter, until the Term of Lease Termination Date, for loss of rental fees, if any, due to lower rental fees paid by such other lessee. It is hereby agreed that JTP shall not be obligated to minimize its damages by leasing the Premises for the remainder of the Term of Lease or the remainder of the Additional Term of Lease, or to lease same for lower rental fees than those set forth herein.

20.  General
     -------

     20.1 All payments payable by Lessee to JTP hereunder shall be paid by Lessee to JTP in JTP's offices or any other address in Israel which JTP shall so instruct the Lessee.

     20.2 In the event that the Lessee is more than one person or more than one legal entity or if the Lessee is a partnership, then the provisions hereof shall apply to each of the members of the Lessee or each of the members of the partnership, as applicable, and their undertakings hereunder shall be joint and several.

     20.3 A claim which Lessee may have against the Services Company shall not constitute a cause of claim of the Lessee's against JTP. The Lessee shall not be entitled to offset payments due from it hereunder against payments due it from the Services Company. JTP shall in no event by deemed a guarantor for the Services Company's undertakings.

     20.4 It is expressly stipulated that the performance of any of JTP's undertakings is contingent upon the prior performance of the Lessee's undertakings.

     20.5 The Lessee shall be prevented, and hereby prevents itself, from raising any claim against JTP's right to lease the Premises to the Lessee or any other claim against the quality of JTP's rights in the Premises.

     20.6 The parties declare and confirm that the provisions hereof reflect all that was agreed and stipulated between them in full, and that the parties shall not be bound by any promises, publications, declarations, representations, influences and oral or written undertakings which are not included herein and which were done, if at all, prior to the signing hereof.

     20.7 The parties agree that the courts of Jerusalem alone, and of no other city, shall have exclusive jurisdiction over anything connected hereto or arising herefrom.

     20.08  The Lessee shall bear the stamp duty in respect hereof.

     20.09  The parties' addresses for the purposes hereof shall be:

            JTP - The Guard's Building, the Technological Park, Malha,
                      Jerusalem

            Lessee -   ______________________

            After the Lease Commencement Date the Lessee's address for the purposes hereof shall be in the Premises.


           In witness whereof the parties have hereto set their hand on the date and in the location first above stated

/s/Yisrael Bar Gil/ Yair Lehrman                       /s/Avi Moskowitz

________________________                               _______________________
  The Technological Park                                 The Lessee
      Jerusalem Ltd.

                                   Exhibit B
                                   ---------

                      Specifications and Characteristics
                      ----------------------------------
                     of Area for Rent in Building No. 1098
                     -------------------------------------

1.  General Technical Data for a Typical Floor
    ------------------------------------------

    1.1 Ceilings/floors of the structure and the floor of pressed prefabricated plates.

    1.2  Maximum useful stress on floor approximately 1,000 kg/m.

    1.3 Height of floor, from floor to bottom of concrete ceiling, approximately 3.60 meters. In area of crossbeams between columns - height of approximately 3.20 meters.
                                 ----

    1.4 Joint areas of floor are the core areas (stairway, elevators, core corridor) as marked A on attached sketch, and areas for passage of pipe system in the floor close to the columns, as marked B on attached sketch. All use of the joint areas, including chutes, requires prior coordinating with and consent of lessor.

2.  Specifications of Typical Floor
    -------------------------------

    2.1 External walls - concrete skeleton and prefabricated elements with internal plastic painted plaster covering.

    2.2 Separating walls between different premises, if erected by the lessor - 10 cm total width plaster partitions with rockwool insulation. Wall finish - plastic paint. The partitions reach the ceiling.

    2.3 Ceilings in corridors - are made of tin trays or mineral ceiling, at the lessor's discretion.

    2.4 Floors in premises' area - finish of smoothed concrete. In the corridor area on floor (excluding core areas) - rug or PVC at the lessor's discretion.

    2.5  Windows - aluminum, dry-keep opening, as every opening element.

    2.6 Size of transit doors from the corridor to the premises' area will be 90/205. The doors will have a painted tin lintels, and a boxwood veneer covered wing manufactured by Hemmediya

         Doors or equivalent at the lessor's discretion. Internal filling will be flaxboard.

    2.7 For each 8.10 meter wide module (between two columns) along the corridor - there will be one such door installed.

    2.8 Transit doors between the core and the floor area - glazed aluminum as exists in Building no. 1.

    2.9 Stairways - tin door as exists in Building no. 1. The walls will have marble up to 1.20 meters, and above that plaster and whitewash.

3.  Electric Installations
    ----------------------

    3.1  For the building - a public board for the joint areas.

    3.2  In each floor - a Bezeq division box.

    3.3 In each floor - an Electric Company junction box for division of electric connections to the floor. The piping and communications electric cable leaders which pass through the joint areas will be prepared by the lessor.

    3.4 JTP has ordered and paid only for network units at 3 x 20 A per each 100 sq.m. of area for rent.

         Connection to the lessee's area will be ordered by the lessee directly from the Electric Company in coordination with and consent of the lessor, at the size required by the lessee, and the difference will be paid by the lessee directly to the Electric Company. Connecting cables from the Electric Company meter to the lessee's area will be carried out by the lessee at its own expense.

    3.5 Fire detecting and sprinkler system - installation and system cover the joint areas of the building. The lessee will install in its area a fire detecting and sprinkler system, and will connect to the lessor's central system after coordinating with the lessor and obtaining its consent. The lessor's fire detecting switchboard will include an electronic card for identifying the switchboard as an address on the building's central fire detecting switchboard. Connecting the local switchboard to the central switchboard will be carried out in coordination with JTP.

4.  Hygiene Installations
    ---------------------

    4.1 Water connections - central water supply by a central meter for the whole building as part of the central water supply of the whole project. The lessee will be provided a connecting point to the water in the central piping chute through a meter.

    4.2 Waste disposal system - a central pipe system was installed in a modular manner which enables connections to receivers in each modular point on the floor.

5.  Elevators
    ---------

    In each central core (cores nos. 2 and 3) - 2 elevators with the following data:

    Elevator no. 1 - 16 passengers, approximately 1,250 kg. Cabin size: 1.40 x
    2.10 x 2.40.

    Elevator no. 2 - 13 passengers, approximately 1,000 kg. Cabin size: 1.40 x
    1.70 x 2.40.

    All elevators descend to parking level.

6.  Installations on Roof
    ---------------------

    6.1 The building's roof is constructed to receive various installations such as compressors, air conditioning units, bellows, etc.

    6.2 The roof's structure, similarly to the roof of building no. 1 - is intended to conceal the installations and piping, and therefore the lessee will be obligated to position the equipment solely in the roofed over area and after coordinating with and obtaining the prior agreement of the lessor, including as regards - manner of installation, method of installation, bases, protection, and precise location for each lessee.

7.  Parking
    -------

    The building has an underground parking area for 450 private cars of 2.10 m maximum height.

8.  Environmental Development
    -------------------------

    An adjacent developed area will be carried out around the building, e.g., intertwining stone or asphalt paths, asphalt roads, paving and gardening areas.

                                   Exhibit C
                                   ---------

                  Exhibit C of Lease Agreement Dated 19.5.99
                  ------------------------------------------

1. In accordance with the provisions of the first part of Section 7.04 of the Lease Agreement, JTP hereby agrees that the following operations (hereinafter - the "Works") be carried out in the Premises:

    1.  Internal partitions.

    2.  Carpeting

    3.  Addition of toilet.

    4.  Kitchenette.

    5.  Infrastructure for telephone lines.

    6.  Electricity, UPS network.

    7.  Acoustic ceiling.

    8.  Lighting.

    9.  Signs.

    10. Air conditioning.

2. The Works will be carried out by a contractor which JTP shall suggest, or by a contractor suggested by the Lessee which JTP shall approve (hereinafter - the "Contractor"), and the Lessee will enter into a separate agreement with same. The Contractor will be solely responsible towards the Lessee for the quality of the Works, the timetable, and to anything involved in or arising from the carrying out thereof. The Works will be carried out in accordance with plans and technical specifications which shall be submitted for JTP's prior approval. JTP shall approve the plans and specifications or return them to the Lessee for amending and/or changing within a period not to exceed seven days. JTP shall supervise their being no deviations from the plans and specifications approved by it as aforesaid in carrying out the Works.

3. The Works up to an amount of $195,000 shall be paid by JTP directly to the Contractor, according to bills submitted to JTP and approved thereby. The rest of the costs of carrying out the Works shall be paid to the Contractor by the Lessee.

4. The Lessee shall pay JTP throughout the Term of Lease, as same is defined in the Agreement, an increment to the Rental Fees of a sum equaling $4 per month in respect of each square meter of the gross area of the Premises, as defined in Section 2 of the Agreement (hereinafter - the "Increment"). The Increment shall be paid starting on the first monthly Rental Fee payment, and shall be added to the monthly Rental Fees, whereby it shall be linked to the Index in accordance with the linkage terms set forth in Exhibit D of the Agreement. To the extent that the Term of Lease shall be terminated prior to the Term of Lease as defined in the Agreement, for any reason whatsoever, the Lessee shall pay JTP an amount equaling the product of the Increment times the remaining number of months of the Term of Lease until the Term of Lease Termination Date, immediately upon termination of the Term of Lease.

5. The Lessee shall be solely responsible towards JTP and towards any third party in respect of any damage caused to the Project, the Structure and the Premises, to JTP and/or to any third party whatsoever in connection with carrying out the Works.

    Without derogating from the Lessee's undertaking, the Lessee undertakes to submit to JTP, prior to receiving JTP's consent, a contracting work insurance policy which shall include the following insurance items:

    Property Damages - Physical and unexpected loss or damage caused to the Works during the period such are carried out. The insurance shall also apply to works which shall be carried out by the Lessee or for the Lessee's benefit.

    Third Party Liability - Liability towards third parties in respect of personal or property damages caused during the period the Works are carried out, with a liability limit not to be less than $500,000 per case and per period.

    Employer's Liability - Liability towards employees in respect of personal injury caused in the Premises during the period the Works are carried out, while and due to such carrying out, with a liability limit not to be less than $5,000,000 per case and per period.

    The provisions of Sections 14.02.2 (end thereof), 14.03, 14.04, 14.07, 14.08 and 14.09 of the Lease Agreement, mutatis mutandis.

    It is hereby clarified that presenting the insurance policy issued to the Lessee as aforesaid shall be a condition for the commencement of the carrying out of any works in the Premises by the Lessee. In the event that the policy shall not be presented - the granting of permission shall be postponed until the presentation thereof, but to prevent doubt it is clarified that such shall not be construed so as to postpone the Lease Commencement Date.

    The Lessee undertakes that it shall also draw the insurance for contractors employed by it in carrying out the Works or any part thereof, and contractors and/or subcontractors who shall carry out the Works shall be added to the insured party's name.

6. It is hereby agreed between the parties that a delay in completing the Works, for any reason whatsoever, including the failure to present an insurance policy as provided for in Section 5 above and/or failure to submit the guaranties as provided for in Section 18 of the Lease Agreement, shall not change the Lease Commencement Date as provided for in the Agreement, unless such delay was caused by an action or omission of JTP's, in which case the Lease Commencement Date shall be postponed by a time span equaling the delay period caused by JTP.

7. It is hereby agreed that the provisions of the end of Section 17.01 of the Agreement shall not apply to the installations listed in this Exhibit.



s/Yisrael Bar Gil and Yair Lehrman                    s/Avi Moskowitz
-----------------------------                         --------------------------
  The Technological Park                                The Lessee
      Jerusalem Ltd.

                                   Exhibit D
                                   ---------

                   Exhibit to Lease Agreement Dated 19.5.99
                   ----------------------------------------


The Rental Fees and Manner of Payment
-------------------------------------

As an integral part of the Lease Agreement and in accordance with the provisions of Section 9 and Exhibit C of the Lease Agreement, it is hereby agreed between the parties as follows:

1. In consideration of the lease of the Premises the Lessee undertakes to pay JTP monthly Rental Fees as follows:

    a. The monthly Rental Fees shall be in the amount of NIS 38,423 (which at the time of signing hereof constitute $12 per square meter of the gross area of the Premises) and an additional sum of NIS 12,808 per month (which at the time of the signing hereof constitute $4 per square meter of the gross area of the Premises) in respect of the carrying out of the additional works in the Premises as provided for in Exhibit C to this Agreement, which sum shall be added to the Rental Fees and shall be linked to the Index in accordance with the linkage terms set forth herein. The overall Rental Fees during the Term of Lease shall be NIS 51,231 per month plus VAT as prescribed by law.

    b. Notwithstanding the foregoing, it is agreed by the parties that in the event that within a year of the Lease Commencement Date (hereinafter - the "Critical Date") the Lessee shall not have been recognized by the Investment Center Administration as an Approved Enterprise, the monthly Rental Fees commencing upon the Critical Date shall be set at NIS 44,827 (which at the time of the signing hereof constitute $14 per square meter of the gross area of the Premises), and shall remain so until the Term of Lease Termination Date. To such sum there will be added the sum of NIS 12,808 (which at the time of the signing hereof constitute $4 per sq.m. of the gross area of the Premises) in respect of the carrying out of the additional works in the Premises.

2. The Rental Fees shall be remitted in the manner and under the terms as follows:

    a. Upon the signing of the Lease Agreement the Lessee shall pay the Lessor the amount of NIS 153,693 which constitute the Rental Fees in respect of the last three months of the Term of Lease.

    b. In respect of the first three months of the Term of Lease the Lessee shall only pay the Services Fee as per Exhibit E below and the increment in respect of carrying out the Works.

    c. Commencing upon the first day of the fourth month of the Term of Lease, and every three months thereafter, excluding the last three months, the Lessee shall pay the Rental Fees in respect of three months' leasing in advance.

    d. To facilitate the collection of the Rental Fees the Lessee shall deliver to the Lessor upon the signing of the Lease Agreement notes signed by the Lessee, the sums and dates of payment of which shall be in accordance with the provisions of the Lease Agreement in respect of the whole Term of Lease, each note's sum being linked in accordance with the linkage terms set forth in Section 3 below.

3. The payments as per Section 2 hereinabove, and any of the payments due JTP from the Lessee under the Lease Agreement, shall be linked to the Index in accordance with the following linkage terms:

    In the event that upon the date of actual payment of any sum on account of a payment due JTP from the Lessee it shall obtain that the New Index (as defined below) is higher than the Basic Index, the Lessee shall pay JTP such sum increased by the ratio in which the New Index has risen compared with the Basic Index. A drop in the Index to below the Basic Index shall not entitle the Lessee to a decrease of the amount payable.

    The "New Index" mentioned above shall mean:

    In respect of payments remitted between the 16/th/ and 28/th/ days of the month- the Index last published prior to the actual payment of any sum due JTP from the Lessee.

    In respect of payments remitted between the 28/th/ day of a month and the 15/th/ day of the subsequent month - the Index published following the actual payment of any sum due JTP from the Lessee.

    In the event that a payment is remitted prior to the publication of a New Index in respect thereto, the Lessee shall remit such payment JTP on the date of payment provided for in the Agreement, calculated according to the known Index at the time of remittance, and immediately after publication of the New Index shall remit the difference, if any.

4. VAT imposed upon the payment of the Rental Fees shall be imposed upon the Lessee and borne by it. In addition to any payment due from the Lessee under this Agreement, the Lessee shall pay JTP, upon remittance thereof, the VAT imposed thereon at the rate applicable at the time of payment, against a proforma tax invoice which shall be delivered to the Lessee within fourteen days of remittance of payment.

5. Any delay in the remittance of any payment by the Lessee to JTP shall bear interest for delay at the rate which shall be then accepted at Bank HaPoalim Ltd. for excess overdrafts in current loan accounts, plus 4% per annum, commencing upon the date on which the payment had become due until actual remittance, plus VAT; or, at JTP's discretion, Index linkage differentials plus an annual interest rate of 12% plus VAT.

6.  a.   Notwithstanding the provisions hereinabove it is hereby agreed between the parties that in the event of the exercising of the option provided for in Section 6.03 of the Lease Agreement, each of the parties shall be entitled to demand that the Rental Fees in respect of the Second Term of Lease shall be changed and set at the appropriate rental fees according to the market conditions (in this Section - the "Appropriate Rental Fees").

    b. The issue shall be raised by the interested party no later than 90 days prior to the commencement of the Second Term of Lease. In its notice, the interested party shall set forth the Appropriate Rental Fees in its opinion.

    c. In the event that the parties shall not have reached an agreement regarding the Appropriate Rental Fees within 30 days of receipt of such notice, the Appropriate Rental Fees shall be determined by a certified property assessor who shall be appointed by JTP for such purpose, and his ruling shall be final and binding upon the parties.

    d. In the event that the Appropriate Rental Fees shall be determined by the assessor as aforesaid, the Appropriate Rental Fees, as determined, shall replace the Rental Fees in any matter connected to the Lease Agreement, commencing upon the commencement of the Second Term of Lease.

7.  Deleted

         In witness whereof the parties have set their hand:


s/Yisrael Bar Gil and Yair Lehrman                    s/Avi Moskowitz
-----------------------------                         -------------------------
  The Technological Park                                The Lessee
      Jerusalem Ltd.

                                   Exhibit E
                                   ---------

                              Services Agreement
                              ------------------

            Signed and entered into in Jerusalem on May 19th, 1999


Between                     J.T.P. the Jerusalem Technological Park Ltd.
                            and its proxies and assignees
                            (hereinafter - "JTP" or the "Company")
                                                                on the one hand;

and                         Virtual Communities Israel Ltd.
                            (formerly: Virtual Jerusalem Ltd.)
                            PC 51-227211-3
                            (hereinafter - the "Holder")
                                                              on the other hand;

Whereas the Holder has entered into a Lease Agreement with JTP under which it had rented the Premises described in the Lease Agreement and which are in the Project; and

Whereas taking into account the special nature and complexity of the Project, JTP has decided that the management and performance of the Services in the Project require an organizing and executing hand, and JTP intends to engage with the Services Company which shall take upon itself the fulfillment of such task; and

Whereas this Agreement is intended to set down the mutual undertakings of the parties as regards the management and performance of the Services in the Project and constitutes the Services Agreement referred to in the Lease Agreement; and

Whereas the Holder agrees that the exclusive management and performance of the Services in the Project in its entirety shall be carried out by the Services Company and it undertakes to act in accordance with the terms hereof and to participate in the management costs as detailed herein;

Now, therefore, it has been agreed and stipulated between the parties, as follows:

1. The Preamble hereto including without limitation the definitions and declarations contained therein constitute an integral part hereof.

2. Unless when the context dictates otherwise, the following terms shall herein have the meanings set forth beside them:

The Services     The Company or a different legal entity as JTP shall
Company          instruct in writing from time to time at its discretion.

The Project      An innovative industrial park in southwestern Jerusalem known as the Technological Park.

The Structure    The structure in which the Premises are located.

The Premises     The Premises referred to in the Lease Agreement between the
                 Holder and JTP.

The Lease        The Agreement under which the Holder has rented the
Agreement        Premises from JTP.

The Services     All of the services required for the proper maintenance of the
                 Project in general and of the Structure and Premises in particular, including without limitation:

                a. Regulating customs and procedures to ensure a current, proper and orderly management of the Project according to accepted forms in similar projects in Israel and in the Western World (with the necessary modifications due to the condition in Israel), and maintain and ensure their fulfillment.

                b. General management of the Project, including illumination, infrastructure maintenance, repair and maintenance of sewage, water and electricity systems, clearing rubbish and shrubbery cuttings, cleaning roads, sidewalks and public area and properly maintaining same, and operating, repairing, maintaining, refurbishing, renovating, cleaning, disinfecting, examining, improving, guarding, gardening and insuring the Project's areas and other areas and installations in the Structure which serve and/or are utilized by the Structure itself or other parts of the Structure and/or performance of actions which serve or are intended to serve the Project or the Structure.

                c. Additional services and activity which the Services Company shall choose to manage, perform, provide, initiate or handle, e.g., security system, sign placing, etc., or services and activity which the Services Company shall be required by the authorized authorities to manage, perform or provide.

                d. Any additional service which the Services Company shall decide ought to be provided to the Project and the Structure.

                e. In order to maintain the standard of the Project and the Structures, the Services Company shall be entitled to decide from time to time to perform, as part of the Services, refurbishing, repairs, replacing, and fundamental renovations of the Structure's body and other areas, and also improvements, modifications, etc., and impose all of the costs and expenses involved in same on all of the lessees of the Project.

3.   a.   JTP shall be entitled to engage with the Services Company, as it shall so see fit, in an agreement under which the Services Company shall undertake to perform the Services. From the moment such an engagement shall be entered into, the Services Company shall be deemed to have been a party to this Services Agreement from the outset.

          The Company shall notify the Holder in writing of the engagement with the Services Company. From the receipt of such notice and henceforth, all matters which the Holder should wish to raise, as well as all demand and/or claim shall be directed by it to the Services Company alone.

     b. The Services Company undertakes the management and performance of the Services in the Project (hereinafter - the "Management and Performance of the Services") for the Term of the Agreement as defined below.

     c. The Management and Performance of the services shall be carried out by the Services Company itself and/or by others or partially by itself and partially by others, all at the Service Company's discretion.

     d. The Holder agrees to the foregoing and entrusts the Services Company exclusively with the Management and Performance of the Services for the Term of the Agreement by the power of its rights as lessee and/or holder of the Premises. The Holder undertakes no to perform the Services or any part thereof by itself or through others, but rather through the Services Company and whomsoever on its behalf, and the Holder undertakes to act in accordance with the terms hereof and to participate in the expenses as provided herein.

4.   a.   This Agreement shall remain in force throughout the Term of Lease defined in the Lease Agreement (herein - the "Term of the Agreement").

     b. The Services Company undertakes to perform and manage the Services at such time as the Services Company shall so decide, and in any event not later than the time most of the units of the Structure are inhabited, and until the end of the Term of the Agreement.

     c. The Holder undertakes to fulfill all of the obligations imposed upon it hereunder commencing upon the date of receipt of possession of the Premises or upon the date on which JTP shall have notified the Holder that the Premises are ready for transfer of possession, whichever is the earlier.

5. The Services Company shall be entitled from time to time, at its discretion, to determine the scope, type and nature of the Services and which part thereof shall be provided to the Project and/or to particular parts thereof and the time and manner of the providing thereof.

6.   a.   The Holder gives its prior consent to the Services Company's formulating procedures and instructions regarding the management of the Project and the performance of the Services, as it shall see fit, and to its right to modify same from time to time, and the Holder undertakes to act in accordance therewith, so long as such do not expressly contradict the provisions hereof and do not infringe upon the reasonable use of the Premises by the Holder.

     b. The passageways, stairways, corridors, entrances, entry level, parking areas and roofs which are included in the areas through which under this Agreement all of the holders are entitled to pass shall serve solely for passage. The Holder is not entitled to place objects therein, to block same, to disrupt the free passage through same, or to place any movable items or objects whatsoever outside the Premises.

     c. The Services Company shall be entitled to install and to allow others to install a sign and/or signs as well as notices on the roof and/or the walls or partitions of the entire Structure, inside and out.

     d. The Services Company's exercising of its authority as provided in this chapter shall be done, to the extent possible, while protecting the privacy of the holders of the leased units.

    e. The Services Company and whomsoever on its behalf shall be entitled to enter the Premises, at any reasonable time, for performing the actions involved in the Management and Performance of the Services, whether such work shall be done for the Holder itself or for another holder, or for the purpose of carrying out repairs required in the other units, including inter alia, opening walls, floors, ceilings and other parts, replacing and repairing plumbing and pipes and carrying out any work which shall be required in the Services Company's opinion for fulfilling its undertakings hereunder, and the Holder shall have no claim against the Services Company in respect of a disturbance caused to it as a result therefrom. In any case of such activity, the Services Company shall endeavor to minimize the disturbance to the holder as far as possible, and to restore the condition of the Premises, to the extent and as soon as possible, to its previous state.

     f. Without derogating from the provisions of this Section above, the Services Company shall be entitled to set rules and instructions forbidding use of and activities in the Premises which conflict with the nature of the Project, and the Holder undertakes to obey all such procedures.

     g. It is hereby agreed that the Holder shall only be entitled to use such parts of the joint areas which are designated for joint usage.

7.   a.   The Services Company shall employ an apparatus of technical, professional, administrative and other employees for carrying out the work involved in the Management and Performance of the Services, and shall be entitled to manage and perform all of the services or any part thereof through contractors, subcontractors, or in any other manner as it shall so decide, including the hiring for a full- or part-time job, under a special contract or under such terms as it shall see fit, lawyers, accountants, other advisors and other people whom the Company shall see fit to hire.

     b. The Services Company shall be entitled, as the need arises, to borrow money from sources it shall deem appropriate to finance its activity in the Management and Performance of the Services. All expenses involved in obtaining such financing and all other expenses in connection therewith shall be included in the Expenses, as defined below.

8.   The Holder hereby undertakes:

     a. To be in touch with the Services Company in all matters relating to the Management and Performance of the Services hereunder, and to participate in the costs involved in performing and managing the Services in accordance with the provisions of Section 10(a) below.

    b. That it and whomsoever on its behalf and in its name shall cooperate with the Services Company and assist it, in all event when such cooperating or assistance are required, to enable the orderly and efficient Management and Performance of the Services, and to inform the Services Company quickly of any malfunction necessitating action on the part of the Services Company.

    c. To use the Premises in a reasonable, quite and cultured manner, taking into consideration the special character of the Project, and in such a manner whereby such use will not cause a nuisance or disturb the reasonable use and enjoyment of the rest of the users and visitors of the Project.

    d. Not to carry out any modification or addition in the Premises' structure, partitions, external walls, roofs and hallway or in the electricity, air conditioning, water and plumbing installations, or any part of the Structure, whether inside or outside, not to open any apertures of any type including for ventilation and air conditioning, not to change window panes and frames and, inter alia, not to attach signs and objects to the external walls of the Premises, including such which face the corridors, not to install bars and/or awnings in the windows and/or external openings, except in accordance with specifications approved by the Services Company and by the Project's architect.

    e. To bear its share of the municipal, government and other taxes, fees and levies of any type imposed and/or which shall be imposed upon the joint areas of the Project.

9.  a.   Without derogating from the Holder's undertakings under the Lease
         Agreement and hereunder or by law, and without imposing upon the Services Company any responsibility towards the Holder in connection therewith, the Services Company shall draw the following insurance or any part thereof, and any additional or other insurance which it shall so see fit, in its and in the Company's names. The insurance shall be drawn by a renowned insurance company in Israel.

         (1) Insurance of the Project and its components and any other property owned by JTP and/or the Services Company within the area of the Project and in its vicinity, against the accepted risks, including fire, explosion, storm, flood, earthquake, water damage, aircraft, collision, riots, strikes, willful damage and breaking and entering.

         (2) Third party liability insurance, with liability limits to be determined from time to time by the Services Company. The policy shall include a cross-liability clause and shall be broadened so as to indemnify the Holder in respect of its responsibility under law due to the use of the Property. It is hereby clarified that the insurance shall not apply to the Holder's liability arising from its business activity in the Property.

         (3) Employer's liability insurance for the Company's employees and subcontractors.

    b. The costs involved in drawing the insurance provided for in section (a) above shall be deemed as part of the Expenses.

    c. The Services Company shall be entitled from time to time to modify and/or cancel and/or replace the policies and/or draw additional insurance, all at its sole discretion.

    d. The policies shall be issued on JTP's and the Services Company's names, who shall be the beneficiaries thereof, and they shall solely be entitled to negotiate the insurance terms and the settlement of insurance claims, on their own and on the holders' behalf, with the insurance company.

         The policies shall include a clause waiving the insurer's subrogation right towards the holders, their employees and managers, unless same willfully inflicted the damage.

    e. It is hereby expressly agreed that the drawing of the insurance as provided for in section (a) above, or the failure to draw same, or the liability limits provided for therein, in whole or in part, shall not impose any responsibility whatsoever on the Services Company, and the Holder shall be prevented from suing it or raising any demand or claim against it in any matter connected with or arising from, directly or indirectly, the nature, type, scope, terms, sums and/or coverage of such insurance policies and/or from the failure to draws such insurance policies, in whole or in part.

    f. The Holder hereby undertakes to comply with the Services Company's instructions in order to protect the rights of JTP, the Services Company and the rest of the holders of the Project in connection with the policies, and not to perform or allow another to perform any act or omission which might in any way increase JTP's or the Services Company's expenses in respect of the Project. The Holder further undertakes to cooperate with the

         Services Company in the event of a claim submitted to the insurance company and to provide immediately upon being demanded to do so any document, testimony, etc., as shall be needed for the purpose of submitting such claim.

10. a. The Holder undertakes to bear, together with the rest of the holders, all expenses involved in the Management and Performance of the Services, including financing costs (herein - the "Expenses"). The Holder's share of the aggregate Expenses shall be determined according to a scale or several scales prepared by the Services Company and approved by the accountant mentioned in Section 11(b) and in accordance with the guiding principles listed below.

    b. In dividing the Expenses involved in the Management and Performance of the Services between the holders, the Services Company shall act faithfully towards all of the holders of units in the Project. To the extent that in the opinion of the Services Company a particular expense should be attributed to one or more of the structures of the Project or to a lessee or group of lessees, the Services Company shall be entitled to attribute such expenses as the need arises and debit those who should bear such expenses in its opinion.

    c. To the extent that the Holder shall request that the Services Company provide it with extra services of the type then proffered by the Services Company, e.g., current cleaning of the Premises themselves, etc., the Holder shall pay the price determined by the Services Company from time to time for such service.

    d. The Services Company shall be entitled to include in the Expenses sums designated for an equipment renewal fund, in accordance with the Services Company's accountant's approval. The fund's sums shall be deemed a deposit which shall be held by the Services Company in a separate account, as trustees of all the holders of the Project, and shall be used for adding to, renewing and replacing equipment, installations and assets.

    e.   To all of the Expenses provided for herein, including such mentioned in
         Section 9 and in this Section above, there shall be added a sum equaling 15% thereof as management fees for the Services Company (hereinafter - the "Management Fees"). The Management Fees shall be deemed, for the purpose of collecting same, an integral part of the Expenses, and shall be paid by the Holder and the rest of holders in accordance with the provisions of subsection (a) above, and shall constitute the Services Company's fees in consideration for its undertakings hereunder.

    f. The Services Company shall be entitled to make any use of the guaranty delivered to JTP by the Holder for ensuring the Services Expenses as provided for in the Services Agreement.

11. a. The Holder undertakes to pay the Services Company its estimated share of the Expenses, including devaluation and Management Fees, according to written account submitted to it by the Services Company, within 14 days of receiving such accounts. The aforesaid accounts shall be submitted to the Holder every three months or every other period as shall be determined by the Services Company, and shall be based on an estimate of the Expenses.

    b. Within a period which shall not exceed 6 months from the end of each year, the Services Company shall prepare a final accounting of the Management and Performance of the Services Expenses (including devaluation and Management Fees) (hereinafter - the "Annual Account"). The Annual Account, audited and approved by an external accountant which shall be appointed by the Services Company, shall serve as prima facie proof of the amount of the Management and Performance of the Services Expenses.

    c. The Holder undertakes to pay the Services Company the difference, if any, between the amount paid by it on account of its estimated share of the Expenses and the amount of the Expenses as they appear in the Annual Account. Such payment shall be remitted within 14 days of the day the Services Company shall submit the Annual Account to the Holder. In the event that the difference shall be to the Holder's credit, its account shall be credited accordingly. The provisions of this Section shall apply even if the Term of Lease shall have terminated prior to the preparation of the Annual Account.

    d. The Holder shall pay the Services Company value added tax in respect of any payment due by the Holder hereunder, together with the remittance of such payment, at the rate in force at the actual time of payment.

    e. The Services Company shall be entitled to invest any surplus money it shall have, whether from funds or from the turnover or from any other source, to the best of its professional discretion.

12. a. In any event of the Holder's falling behind on any payment due or which shall be due from it to the Services Company hereunder and/or in the event that the Holder shall breach the terms hereof, the Services Company shall be entitled, without derogating from its right to any other legal relief, at its discretion, to take one or more of the following measures:

         (1) To completely or partially cease managing and performing the services provided to the Holder, and/or

         (2) To add Consumer Price Index (as defined in the Lease Agreement, mutatis mutandis) linkage differentials to any payment or expense payable by the Holder which shall not have been paid when due, plus an annual interest rate of 12%, or, at the discretion of the Services Company, to impose and collect interest at the rate then accepted at Bank HaPoalim Ltd. in respect of excess overdrafts in current loan accounts, plus 4%.

    b. The Holder's refusal or disagreement to receive any service and/or the cessation of the Management and Performance of the Services by the Services Company under section 12(a)(1) above, shall not release the Holder from the obligation to participate in the Expenses hereunder.

13. The Services Company's books and accounts shall be deemed by the Holder as reliable and shall at any time serve as prima facie evidence for all concerning the payments remitted by the Holder to the Services Company and the Services Company's Expenses. The Holder shall be entitled to demand to peruse the Services Company's books at any reasonable time.

14. The Services Company shall be entitled (at its discretion) to cease providing the Services and/or any part thereof and/or to cease managing the Services and/or any part thereof prior to the termination hereof, by giving the holders a written notice thereof at least one year in advance.

15. In the event that the Company or the Services Company shall decide to transfer the handling of the Management and Performance of the Services, with all such entails, including all of the Services Company's rights and obligations hereunder, to a different services company or to a different existing legal entity or one which shall be founded for such purpose, it shall be entitled to do so, provided that the transferee is an entity with experience in the services management field, and it shall also be obligated to receive from the other services company or the other entity chosen, prior to the transfer, a letter, under which the services company or such entity shall undertake to fulfill all of the Services Company's undertakings hereunder, and a copy of such letter shall be forwarded to the Holder and the other holders of the Project.

16. The violation hereof by the Holder shall be deemed a violation by it of the Lease Agreement.

17. The parties hereby set their addresses for the purpose of receiving notices in accordance herewith as follows:

    a.   The Services Company - care of the Company.

    b.   The Holder - in the Premises.

    Any notice sent by registered mail to one of the aforesaid addresses shall be deemed received and acknowledged by the receiving party within three (3) days from the time it was sent.

    In the event that a part shall change its address, it shall be obligated to notify the other party within 7 days, and until receipt of such notice, any notice sent to such party's address as provided hereinabove shall be deemed received at the time provided for hereinabove.


               In witness whereof we have hereunto set our hands
                on the date and in the place first above written

  s/Yisrael Bar Gil and Yair Lehrman                  s/Avi Moskowitz
--------------------------------------             --------------------
  The Technological Park                                The Lessee
      Jerusalem Ltd.

                                   Exhibit F
                                   ---------
               Form of Bank Guarantee for Payment of Rental Fees
               -------------------------------------------------

To:
J.T.P. The Jerusalem Technological Park Ltd.
Jerusalem
---------

Dear Sirs,

                            Re: Bank Guarantee No.
                                ---------------------------

At the request of __________________ (hereinafter - the "Obligee") we hereby give you our absolute and unconditional guarantee to pay any sum not to exceed NIS _______________ (_________________________ New Israeli Shekels), such sum being linked to the Consumer Price Index in accordance with the linkage terms provided for hereinbelow (hereinafter - the "Guarantee Sum"), which you shall demand from the Obligee in connection with the agreement dated ______ between yourselves and the Obligee.

Any sum you should demand from us in connection herewith up to the Guarantee Sum shall be paid by us with the addition of linkage differentials under the following conditions:

If on the day on which we shall pay you any sum hereunder the Consumer Price Index last published prior to actual payment (hereinafter - the "New Index") shall be higher than the Index published on ______, which is ____ points (hereinafter - the "Basic Index"), we shall pay you such sum increased by the same ratio by which the New Index was increased compared to the Basic Index.

The term "Consumer Price Index" means the consumer price index published by the Central Statistics Bureau. In the event that the Index basis or the method of calculating or preparing same shall be replaced, or in the event that the Index shall be published by a different entity than such Bureau, then you shall calculate the changes in the Index for the purposes hereof.

We undertake to pay you any sum demanded by yourselves within seven days of receipt of your first written demand, without requiring that you base or justify your demand and without your first being obligated to demand such sum from the Obligee.

This Guarantee shall remain in force until ______ (inclusive), and after such date shall be null and void. Any demand hereunder must be received by us in writing no later than such date.

This Guarantee is irrevocable.

                                        Sincerely,


                                        ___________________
                                             Bank

To:
Virtual Communities Israel Ltd.
(formerly: Virtual Jerusalem Ltd.)
----------------------------------

Dear Sirs,

                      Re: Lease of Property at J.T.P. the
                          -------------------------------
                       Jerusalem Technological Park Ltd.
                       ---------------------------------

Pursuant to the Lease Agreement signed with yourselves on May 19th, 1999, for the lease of a property in the Jerusalem Technological Park Project, and pursuant to your request, we hereby clarify as follows:

1. Pursuant to Section 6.03.1 of the Lease Agreement it is hereby clarified that an irregular delay of up to seven days, under circumstances beyond the Lessee's control, shall not be deemed failure to pay on schedule.

2. Pursuant to Section 12.02 of the Lease Agreement it is hereby clarified that JTP shall endeavor, to the extent possible, to install separate meters for the lessees. To prevent doubt it is emphasized that the cost of installing such separate meters for the Lessee, if installed, shall be borne by the Lessee.

3. Pursuant to the provisions of Section 13.04 of the Lease Agreement we agree that you shall be entitled to sublease the Premises, in whole or in part, to a knowledge- and technology-intensive enterprise with a nature suitable to the nature of the Project and the businesses operating therein, without derogating from any of your undertakings towards us under the Lease Agreement. You would be obliged to obtain our prior written consent to the identity of the lessee and the terms of lease therewith prior to subleasing part of the Premises as aforesaid, and we shall be entitled to deny such sublease for any reasonable reason, at our discretion.

4. Notwithstanding the provisions of Section 10 of the Services Agreement regarding the manner of calculating the Expenses of the Services Company, we agree that for each month of the Term of Lease you shall bear on account of the Services Company's Expenses and the Management Fees a sum not to exceed 3 U.S. Dollars per each gross square meter of the Premises, in its Shekel value according to the representative rate of the Dollar at the time of signing the Lease Agreement, with the addition of Index linkage differentials in accordance with the linkage terms provided for in Exhibit D of the Lease Agreement, and with the addition of VAT as provided by law, and any surplus (if any) shall be paid by us. Such sum shall also include payment from parking under Section 11.04 of the Lease Agreement.

5. Subject to the fulfillment of all of the Lessee' undertakings under the Lease Agreement, the Lessee shall have the right until February 1/st/, 2000

    (hereinafter - the "Option Term") to rent in addition to the Premises as defined in Section 2.01 of the Lease Agreement an additional area of up to 300 sq.m. gross adjacent to the Premises, as marked in blue on the sketch (Exhibit A of the Lease Agreement) (hereinafter - the "Additional Area"). In the event that the Lessee shall wish to rent the Additional Area, the Lessee shall notify JTP in writing of such wish, no later than 30 days prior to the end of the Option Term (hereinafter - the "Exercise Notice"). The Term of Lease of the Additional Area shall commence no later than two months after receipt of the Exercise Notice by JTP (or a shorter period, should the Lessee so request), or immediately upon the end of the Option Term, whichever is the earlier, provided that it does not commence prior to the Lease Commencement Date as provided for in Section 6 of the Lease Agreement. The Term of Lease of the Additional Area shall terminate at the Term of Lease Termination Date provided for in Section 6 of the Lease Agreement.

6. In the event that the Option provided for in Section 5 hereinabove shall be exercised, the area of the Premises shall be increased whereby the Additional Area shall be included, and the provisions of the Lease Agreement, with no exception, shall apply, mutatis mutandis, also to the Additional Area, subject to the following:

    a.   7 parking spaces shall be added to the spaces provided for in Section
         11.03 of the Lease Agreement.

    b.   A sum of up to $77,000 shall be added to the sum provided for in
         Section 3 of Exhibit C of the Lease Agreement. Such sum shall be decreased by the same ratio by which the Additional Area shall be compared with 300 square meters, without derogating from the fact that the whole sum provided for in such Section 3 is a maximum sum, according to accounts submitted to JTP and approved by it.

7. Pursuant to the provisions of Section 13.04 of the Lease Agreement, we hereby give our consent to your possible merger with the Heuristic Development Group Inc., which according to your statement is a public company registered in Delaware, U.S.A., and the shares of which are sold on the NASDAQ stock exchange in the U.S.A., subject to the correctness of the statement of

                                             Sincerely,

                                             J.T.P. the Jerusalem
                                             Technological Park Ltd.

We agree to the agreements set forth hereinabove.

                                        S/Avi Moskowitz
                                        _________________________

                                        Virtual Communities Israel Ltd.
                                        (formerly: Virtual Jerusalem Ltd.)
                                        p.c. 51-227211-3